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      As filed with the Securities and Exchange Commission on June 6, 2001

                                                      Registration No. 333-37820

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 3 ON FORM S-3 TO

                      FORM S-1 REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                                 ANTIGENICS INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                               06-1562417
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                          630 FIFTH AVENUE, SUITE 2100
                             NEW YORK, NEW YORK 1011
                                 (212) 332-4774
   (Address, Including ZIP Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                              --------------------

                                  GARO H. ARMEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ANTIGENICS INC.
                          630 FIFTH AVENUE, SUITE 2100
                            NEW YORK, NEW YORK 10111
                                 (212) 332-4774
 (Name, Address, Including ZIP Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100


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                                EXPLANATORY NOTE


     Pursuant to a Registration Statement on Form S-1 (File No. 333-37820) that was later converted to a Registration Statement on Form S-3, we registered shares of our common stock, $.01 par value per share, under the Securities Act of 1933, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment solely to remove from registration the approximately 2,697,000 shares of Common Stock that remain unsold under the Registration Statement as of the date hereof.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Massachusetts, on June 6, 2001.

                                        ANTIGENICS INC.


                                        By /s/ Garo H. Armen, Ph.D.
                                           -------------------------------------
                                           Garo H. Armen, Ph.D.
                                           President, Chief Executive Officer
                                           and Chairman of the Board of
                                           Directors